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                                                                     EXHIBIT 5.1

                               February 17, 1994

Pope & Talbot, Inc.
1500 S.W. First Avenue
Portland, OR 97201

                            Re: Pope & Talbot, Inc.

Ladies and Gentlemen:

     In connection with the registration of 1,538,551 shares of Pope & Talbot, Inc. Common Stock on a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, we advise you that, in our opinion, the number of such shares of Common Stock when, as and if issued and sold in accordance with the Standby Purchase Agreement dated the date hereof, will be duly authorized, validly issued and outstanding, and fully paid and nonassessable.

     We consent to the reference to our firm under the caption "Legal Opinions" in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,

                                            BROBECK, PHLEGER & HARRISON